SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

               General Motors Acceptance Corporation
       -----------------------------------------------------
      (Exact name of registrant as specified in its charter)

       New York                                38-0572512
-----------------------                    ------------------
(State of incorporation                    (I.R.S. Employer
or organization)                           Identification No.)

767 Fifth Avenue, New York, New York              10153
3044 West Grand Boulevard, Detroit, Michigan      48202
--------------------------------------------    ----------
(Address of principal executive offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box.  [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each Exchange on which
to be so registered               each class is to be registered
--------------------              ------------------------------
Deutsche Mark Global Floating     New York Stock Exchange, Inc.
Rate Notes due September 25, 2002

Pound Sterling Global Floating    New York Stock Exchange, Inc.
Rate Notes due September 25, 2002


Securities to be registered pursuant to Section 12(g) of the Act:

                                None


          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Registrant's Deutsche Mark Global Floating Rate Notes due September 25, 2002 to be registered hereby is contained in the "description of Securities" set forth in the prospectus dated April 13, 1997 and prospectus supplement dated September 11, 1997, file as part of the Registrant's Registration Statement Number 333-33183 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

Item 2. Description of Registrant's Securities to be Registered.

A description of the Registrant's Pound Sterling Global Floating Rate Notes due September 25, 2002 to be registered hereby is contained in the "description of Securities" set forth in the prospectus dated April 13, 1997 and prospectus supplement dated September 11, 1997, file as part of the Registrant's Registration Statement Number 333-33183 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            General Motors Acceptance Corporation
                            -------------------------------------
                                        (Registrant)


Date:  September 25, 1997   By:  s/Paul D. Bull
                            -------------------------------------
                            Paul D. Bull, Vice President,
                            International Borrowings
                            and Global Banking

Listing Application to                          370424-      -1
New York Stock Exchange, Inc.

              General Motors Acceptance Corporation

        DM750,000,000 principal amount of Deutsche Mark Global
           Floating Rate Notes due September 25, 2002

      PS300,000,000 principal amount of Pound Sterling Global
           Floating Rate Notes due September 25, 2002
    --------------------------------------------------------

Securities Presently Issued:     NA
Securities Held in Treasury:     NA

Securities Issued Pursuant to this Application:

      DM750,000,000 principal amount of Deutsche Mark Global
            Floating Rate Notes due September 25, 2002

      PS300,000,000 principal amount of Pound Sterling Global
           Floating Rate Notes due September 25, 2002


Securities Reserved for Issuance Prior to this Application:    NA

Securities Authorized for Listing giving effect to this application:

     DM750,000,000 principal amount of Deutsche Mark Global
          Floating Rate Notes due September 25, 2002

      PS300,000,000 principal amount of Pound Sterling Global
          Floating Rate Notes due September 25, 2002


All requisite approval and authorizations will have been received, and required supporting documents relating to this transaction will have been filed with the New York Stock
Exchange.

By:
   ------------------------
Officer:    P.D. Bull
Title:      Vice President

The New York Stock Exchange, Inc. hereby authorizes the listing of DM750,000,000 principal amount of Deutsche Mark Global Floating Rate Notes due September 25, 2002; and, PS300,000,000 principal amount of Pound Sterling Global Floating Rate Notes due September 25, 2002 of General Motors Acceptance Corporation.

By:
   -------------------------
   Janice O'Neill
   Managing Director
   Listing Operations